Exhibit 99.1

Eclipsys Releases Financial Results for Quarter Ended June 30, 2008

ATLANTA--(BUSINESS WIRE)--Eclipsys Corporation® (NASDAQ: ECLP), The Outcomes Company®, today released results for the quarter ended June 30, 2008.

Second-Quarter Results

Revenues for the quarter ended June 30, 2008 were $132.1 million, compared with revenues of $119.0 million for the quarter ended June 30, 2007, an increase of approximately 11 percent.

Non-GAAP Results

Non-GAAP net income for the quarter was $13.2 million, or $0.24 per diluted share, compared to non-GAAP net income of $9.7 million, or $0.18 per diluted share for the second quarter in 2007. This represents a 33 percent growth in non-GAAP EPS year over year. Non-GAAP net income excludes stock-based compensation expense and certain other items incurred in the quarter that the company does not consider to be indicative of its ongoing business as follows:

· Expense of $4.1 million, or $0.08 per diluted share for stock-based compensation.

· Insurance recoveries of $658,000, or $0.01 per diluted share from the previously disclosed derivative litigation, the settlement of which is pending final court approval.

· Gain of $1.2 million, or $0.02 per diluted share, resulting from the achievement of certain post-closing milestones associated with the December 2007 sale of the Clinical Practice Model Resource Center business.

· Costs of $1.3 million, or $0.02 per diluted share associated with completing the relocation of the corporate headquarters from Boca Raton, FL to Atlanta, GA.

· Expense of $1.1 million or $0.02 per diluted share for amortization of intangible assets associated with the February 2008 acquisition of EPSi.

GAAP Results

On a GAAP basis, net income for the second quarter of 2008 was $8.5 million, or $0.16 per share on a diluted basis, compared to net income of $5.7 million, or $0.11 per share on a diluted basis in the second quarter of 2007. This represents a net income increase of 49 percent and per share increase of 45 percent.

Cash Flows

The company’s operating cash flows for the six months ending June 30, 2008 were $6.6 million, a decrease of $10.2 million compared to six months ended June 30, 2007. Eclipsys ended the quarter with $61.7 million in cash and marketable securities, as well as $111.4 million in long-term investments.

The following table summarizes (unaudited) select financial data:

	In thousands, except per share data				In thousands, except per share data
	Three months ended June 30				Six months ended June 30
	(unaudited)				(unaudited)
	2008	2007	$ Change	% Change	2008	2007	$ Change	% Change
Revenues	$132,142	$119,019	$13,123	11%	$256,522	$232,049	$24,473	11%

GAAP Results:
Net income	$8,511	$5,694	$2,817	49%	$8,800	$8,095	$705	9%
Earnings per common share, diluted	$0.16	$0.11	$0.05	45%	$0.16	$0.15	$0.01	7%

Non-GAAP Results:
Net income(a)	$13,154	$9,679	$3,475	36%	$21,268	$15,850	$5,418	34%
Earnings per common share, diluted(a)	$0.24	$0.18	$0.06	33%	$0.39	$0.30	$0.09	30%

(a) A reconciliation of GAAP to non-GAAP results is included in the attached table.

“For the second quarter, I am very pleased with Eclipsys’ revenue and EPS growth as well as the expansion of our margins. In addition, we are making great progress with Sunrise Clinical Manager™ 5.0 with several clients now live and operational,” said R. Andrew Eckert, Eclipsys president and chief executive officer. “Eclipsys’ proven ability to help healthcare organizations improve clinical and financial outcomes in an increasingly complex reimbursement and regulatory environment has significantly improved our competitive position and ability to win new business. Additionally, the EPSi acquisition continues to exceed our expectations as we won several new deals this quarter and have built a substantial pipeline.”

Added Eckert, “The agreement we signed with Barbara Ann Karmanos Cancer Institute in the second quarter was a great win for Eclipsys as it demonstrates trust in our ability to not only successfully implement our clinical and financial solutions, but also to manage an entire IT operation.”

Investor Teleconference July 30

Eclipsys senior executives will discuss the results on a teleconference for investors scheduled for 4:30 p.m. Eastern time on July 30. Persons interested in participating in the teleconference should call (800) 230-1096 approximately 15 minutes before the conference call is slated to begin. For listen-only mode, participants can go to www.eclipsys.com prior to the conference call to register and download the necessary audio software.

About two hours after its completion, an audio replay of the call will be available on www.eclipsys.com for approximately 48 hours.

Non-GAAP Measures

The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In addition to the GAAP results, the company has provided net income and earnings per share information on a non-GAAP basis for the three and six month periods ended June 30, 2008 and for the three and six month periods ended June 30, 2007 to exclude non-cash stock-based compensation expenses and certain items incurred that the company does not consider to be indicative of its ongoing business, as listed on the attached GAAP to non-GAAP tables. These non-GAAP financial measures should not be considered a substitute for, or superior to, any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Internally, management uses this non-GAAP information for forecasting and to help make management decisions, as an indicator of business performance, and to evaluate management’s effectiveness and help determine bonuses for management and others.

The economic substance of omitting non-cash stock-based compensation expense in presenting non-GAAP earnings derives from providing investors with consistent measures of performance both before and after including non-cash stock-based compensation charges. The economic substance of omitting the other items incurred that the company does not consider to be indicative of its ongoing business derives from the fact that episodic charges of these kind make it more difficult to compare operating results of different periods, not all of which include such gains and/or charges. However, the omission of non-cash stock-based compensation expense may mask an economic cost incurred by the company in connection with stock-based compensation, and the omission of the charges related to the company’s other non-GAAP adjustments may mask actual and expected future cash expenditures associated with such matters. Management compensates for these limitations by using both the GAAP and non-GAAP measures.

Management believes that the non-GAAP financial measures provided, when considered in conjunction with comparable GAAP financial measures, facilitate the understanding and evaluation of the company’s operating performance and future prospects, as well as comparisons of the company’s results with its prior period results that did not include these gains and/or charges, and with results of other companies on a more consistent basis. For example, omitting the stock-based compensation expense facilitates review by the majority of the company’s analysts, who model the company’s earnings excluding stock-based compensation charges.

The company has provided reconciling tables attached to this release.

About Eclipsys

Eclipsys is a leading provider of advanced integrated clinical, revenue cycle and access management software, clinical content and professional services that help healthcare organizations improve clinical, financial, operational and client satisfaction outcomes. For more information, see www.eclipsys.com or email info@eclipsys.com.

Special Note

Statements in this news release or the investor call referenced herein concerning the company’s sales, marketing and operational initiatives; future financial results, operating performance, and development efforts; and the benefits provided by Eclipsys software and services are forward-looking statements and actual results may differ from those projected due to a variety of risks and uncertainties. Future performance expectations are predicated upon achievement of various sales and performance targets that may be difficult to meet. Sales may be slower than expected due to market conditions, competition, and other factors. Costs may be greater than anticipated due to the potential need to increase spending to ensure performance in accordance with commitments to clients and other factors. Software development may take longer and cost more than expected, and incorporation of anticipated features and functionality may be delayed, due to various factors including programming and integration challenges and resource constraints. The market is highly competitive. Implementation and customization of Eclipsys software is complex and time-consuming. Results depend upon a variety of factors and can vary by client. Each client’s circumstances are unique and may include unforeseen issues that make it more difficult than anticipated to implement or derive benefit from software, implementation or consulting services. The success and timeliness of the company’s services will depend at least in part upon client involvement, which can be difficult to control. Eclipsys is required to meet specified performance standards, and clients can terminate contracts, assess penalties or reduce contract scope under certain circumstances. More information about company risks is available in recent Form 10-K and other filings made by Eclipsys from time to time with the Securities and Exchange Commission. Special attention is directed to the portions of those documents entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Eclipsys Corporation and The Outcomes Company are registered trademarks of Eclipsys Corporation. Sunrise Clinical Manager is a trademark of Eclipsys Corporation.

Eclipsys Corporation
Non-GAAP Income Statements
(in thousands, except per share amouts)

	Non-GAAP	Non-GAAP			Non-GAAP	Non-GAAP

	Three Months Ended June 30, 2008	Three Months Ended June 30, 2007	$ Change	% Change	Year-to-date June 30, 2008	Year-to-date June 30, 2007	$ Change	% Change

Revenues:
Systems and services	$126,308	$114,266	$12,042	10.5%	$245,446	$223,449	$21,997	9.8%
Hardware	5,834	4,753	1,081	22.7%	11,076	8,600	2,476	28.8%
Total revenues	132,142	119,019	13,123	11.0%	256,522	232,049	24,473	10.5%

Cost and expenses:
Costs of systems and services	67,413	66,456	957	1.4%	133,072	129,873	3,199	2.5%
Costs of hardware	3,615	3,737	(122)	-3.3%	7,951	6,651	1,300	19.5%
Sales and marketing	20,916	17,191	3,725	21.7%	40,242	34,639	5,603	16.2%
Research and development	15,465	13,226	2,239	16.9%	32,158	26,955	5,203	19.3%
General and administrative	7,051	6,003	1,048	17.5%	14,879	12,410	2,469	19.9%
Depreciation and amortization	4,619	4,296	323	7.5%	8,961	8,735	226	2.6%
In-process research and development charge	-	-	-	(a)N/M	-	-	-	(a)N/M
Total costs and expenses	119,079	110,909	8,170	7.4%	237,263	219,263	18,000	8.2%

Income (loss) from operations	13,063	8,110	4,953	61.1%	19,259	12,786	6,473	50.6%
Gain (loss) on sale of assets	-	-	-	(a)N/M	33	-	33	(a)N/M
Interest income, net	828	1,588	(760)	-47.9%	2,947	3,102	(155)	-5.0%
Income (loss) before income taxes	13,891	9,698	4,193	43.2%	22,239	15,888	6,351	40.0%
Provision for income taxes	737	19	718	(a)N/M	971	38	933	(a)N/M
Net income (loss)	$13,154	$9,679	$3,475	35.9%	$21,268	$15,850	$5,418	34.2%
Net income (loss) per share:
Basic net income (loss) per common share	$0.25	$0.18	$0.07	38.9%	$0.40	$0.30	$0.10	33.3%
Diluted net income (loss) per common share	$0.24	$0.18	$0.06	33.3%	$0.39	$0.30	$0.09	30.0%
Weighted average common shares outstanding:
Basic	53,657	52,596	1,061	2.0%	53,595	52,471	1,124	2.1%
Diluted	54,570	53,737	833	1.6%	54,592	53,629	963	1.8%

(a) Not Meaningful

Eclipsys Corporation
GAAP Income Statements (Unaudited)
(in thousands, except per share amouts)

	GAAP	GAAP			GAAP	GAAP

	Three Months Ended June 30, 2008	Three Months Ended June 30, 2007	$ Change	% Change	Year-to-date June 30, 2008	Year-to-date June 30, 2007	$ Change	% Change

Revenues:
Systems and services	$126,308	$114,266	$12,042	10.5%	$245,446	$223,449	$21,997	9.8%
Hardware	5,834	4,753	1,081	22.7%	11,076	8,600	2,476	28.8%
Total revenues	132,142	119,019	13,123	11.0%	256,522	232,049	24,473	10.5%

Cost and expenses:
Costs of systems and services	69,316	67,555	1,761	2.6%	136,876	132,048	4,828	3.7%
Costs of hardware	3,615	3,737	(122)	-3.3%	7,951	6,651	1,300	19.5%
Sales and marketing	22,781	17,901	4,880	27.3%	43,652	36,319	7,333	20.2%
Research and development	15,753	13,799	1,954	14.2%	32,907	28,057	4,850	17.3%
General and administrative	7,713	7,606	107	1.4%	18,676	15,208	3,468	22.8%
Depreciation and amortization	5,740	4,296	1,444	33.6%	10,506	8,735	1,771	20.3%
In-process research and development charge	-	-	-	(a)N/M	850	-	850	(a)N/M
Total costs and expenses	124,918	114,894	10,024	8.7%	251,418	227,018	24,400	10.7%

Income (loss) from operations	7,224	4,125	3,099	75.1%	5,104	5,031	73	1.5%
Gain/(loss) on sale of assets	1,451	-	1,451	(a)N/M	3,515	-	3,515	(a)N/M
Interest income, net	828	1,588	(760)	-47.9%	2,947	3,102	(155)	-5.0%
Income (loss) before income taxes	9,503	5,713	3,790	66.3%	11,566	8,133	3,433	42.2%
Provision for income taxes	992	19	973	(a)N/M	2,766	38	2,728	(a)N/M
Net income (loss)	$8,511	$5,694	$2,817	49.5%	$8,800	$8,095	$705	8.7%
Net income (loss) per share:
Basic net income (loss) per common share	$0.16	$0.11	$0.05	45.5%	$0.16	$0.15	$0.01	6.7%
Diluted net income (loss) per common share	$0.16	$0.11	$0.05	45.5%	$0.16	$0.15	$0.01	6.7%
Weighted average common shares outstanding:
Basic	53,657	52,596	1,061	2.0%	53,595	52,471	1,124	2.1%
Diluted	54,570	53,737	833	1.6%	54,592	53,629	963	1.8%

(a) Not Meaningful

ECLIPSYS CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2008	2007
	(Unaudited)
Assets
Current assets:
Cash	$61,520	$22,510
Marketable securities	155	168,925
Accounts receivable, net of allowance for doubtful accounts of $4,532 and $4,240, respectively	117,591	99,260
Prepaid expenses	28,890	27,289
Deferred tax asset	8,387	7,524
Other current assets	6,862	1,759
Total current assets	223,405	327,267

Long-term investments	111,427	-
Property and equipment, net	49,788	45,657
Capitalized software development costs, net	36,183	38,206
Acquired technology, net	12,536	594
Intangible assets, net	6,214	1,376
Deferred tax asset	36,321	31,187
Goodwill	39,055	7,772
Other assets	11,564	13,374
Total assets	$526,493	$465,433

Liabilities and Stockholders’ Equity
Current liabilities:
Deferred revenue	$99,666	$105,115
Accounts payable	20,939	11,679
Accrued compensation costs	17,655	24,473
Notes payable	50,000	-
Deferred tax liability	2,013	1,777
Other current liabilities	15,949	19,381
Total current liabilities	206,222	162,425

Deferred revenue	5,300	9,860
Deferred tax liability	37,363	31,235
Other long-term liabilities	6,836	3,899
Total liabilities	255,721	207,419

Stockholders’ equity:
Common stock, $0.01 par value, 200,000,000 shares authorized; issued and outstanding, 54,369,132 and 53,806,742, respectively	544	538
Additional paid-in capital	528,912	519,112
Accumulated deficit	(255,419)	(264,218)
Accumulated other comprehensive income	(3,265)	2,582
Total stockholders’ equity	270,772	258,014
Total liabilities and stockholders’ equity	$526,493	$465,433

ECLIPSYS CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	For the Six Months Ended June 30,
	2008	2007

Operating activities:
Net income	$8,800	$8,095
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	20,551	19,263
Provision for bad debt	1,400	900
In-process research and development charge	850	-
Deferred income taxes	367	38
Gain on sale of marketable securities	-	(10)
Stock compensation expense	7,466	5,547
Gain on sale of assets	(3,515)	-
Changes in operating assets and liabilities, excluding the effect of acquisitions and dispositions:
Accounts receivable	(18,808)	(2,126)
Prepaid expenses and other current assets	(4,086)	(9,724)
Inventory	-	946
Other assets	1,047	26
Deferred revenue	(8,505)	(7,809)
Accrued compensation	(6,707)	2,394
Accounts payable and other current liabilities	3,898	(859)
Long-term liabilities	2,938	65
Other reconciling items	862	-
Total adjustments	(2,242)	8,651
Net cash provided by operating activities	6,558	16,746
Investing activities:
Purchases of property and equipment	(13,315)	(8,425)
Purchase of marketable securities	(102,000)	(52,945)
Proceeds from sales of marketable securities	153,641	37,844
Proceeds from sale of assets	698	-
Capitalized software development costs	(6,941)	(9,825)
Restricted Cash	-	(1,969)
Earnout out on disposition	2,582	-
Cash paid for acquisitions, net of cash acquired	(54,370)	(686)
Net cash used in investing activities	(19,705)	(36,006)
Financing activities:
Proceeds from stock options exercised	2,439	7,497
Proceeds from employee stock purchase plan	375	-
Cash paid for debt issuance costs	(421)	-
Repayment of secured financing	(45,000)	-
Proceeds from secured financing	95,000	-
Net cash provided by financing activities	52,393	7,497

Effect of exchange rates on cash and cash equivalents	(236)	403
Net increase (decrease) in cash and cash equivalents	39,010	(11,360)
Cash and cash equivalents — beginning of period	22,510	41,264
Cash and cash equivalents — end of period	$61,520	$29,904

Eclipsys Corporation
Reconciliation of GAAP to Non-GAAP Pro Forma Results
(in thousands, except per share amounts)

	GAAP						Non-GAAP

	Three Months Ended June 30, 2008 (Unaudited)	Stock-based comp expense (1)	Derivative Litigation (2)	EPSI (3)	Gain on sale of assets (4)	Headquarter Relocation (5)	Three Months Ended June 30, 2008

Revenues:
Systems and services	$126,308						$126,308
Hardware	5,834						5,834
Total revenues	132,142	-	-	-	-	-	132,142

Cost and expenses:
Costs of systems and services	69,316	(1,777)				(126)	67,413
Costs of hardware	3,615						3,615
Sales and marketing	22,781	(1,488)				(377)	20,916
Research and development	15,753	(288)					15,465
General and administrative	7,713	(566)	658			(754)	7,051
Depreciation and amortization	5,740			(1,121)			4,619
In-process research and development charge	-						-
Total costs and expenses	124,918	(4,119)	658	(1,121)	-	(1,257)	119,079

Income (loss) from operations	7,224	4,119	(658)	1,121		1,257	13,063
Gain/(loss) on sale of assets	1,451				(1,451)		-
Interest income, net	828						828
Income (loss) before income taxes	9,503	4,119	(658)	1,121	(1,451)	1,257	13,891
Provision for income taxes	992	-	-	-	(255)		737
Net income (loss)	$8,511	$4,119	$(658)	$1,121	$(1,196)	$1,257	$13,154
Net income (loss) per share:
Basic net income (loss) per common share	$0.16	$0.08	$(0.01)	$0.02	$(0.02)	$0.02	$0.25
Diluted net income (loss) per common share	$0.16	$0.08	$(0.01)	$0.02	$(0.02)	$0.02	$0.24
Weighted average common shares outstanding:
Basic	53,657	53,657	53,657	53,657	53,657	53,657	53,657
Diluted	54,570	54,570	54,570	54,570	54,570	54,570	54,570

1	Represents stock-based compensation expense.

2	This reduction in general and administrative expenses is associated with insurance recoveries related to the previously disclosed derivative litigation, the settlement of which is pending final court approval.

3	This expense is the amortization of intangible assets associated with the February 2008 acquisition of EPSi.

4	This gain resulted from the achievement of certain post-closing milestones associated with the December 2007 sale of the Clinical Practice Model Resource Center business.

5	This cost was related primarily to amounts incurred to relocate the corporate headquarters from Boca Raton to Atlanta. These include salaries and benefits associated with termination of employees not relocating and other administrative costs associated with the move.

Eclipsys Corporation
Reconciliation of GAAP to Non-GAAP Pro Forma Results
(in thousands, except per share amounts)

	GAAP							Non-GAAP

	Year-to-date June 30, 2008 (Unaudited)	Stock-based comp expense (1)	Derivative Litigation (2)	EPSI (3)	Gain on sale of assets (4)	Headquarter Relocation (5)	Tax Provision (6)	Year-to-date June 30, 2008

Revenues:
Systems and services	$245,446							$245,446
Hardware	11,076							11,076
Total revenues	256,522	-	-	-	-	-	-	256,522

Cost and expenses:
Costs of systems and services	136,876	(3,385)				(419)		133,072
Costs of hardware	7,951	-						7,951
Sales and marketing	43,652	(2,585)				(825)		40,242
Research and development	32,907	(590)				(159)		32,158
General and administrative	18,676	(907)	(1,353)			(1,537)		14,879
Depreciation and amortization	10,506			(1,545)				8,961
In-process research and development charge	850			(850)				-
Total costs and expenses	251,418	(7,467)	(1,353)	(2,395)	-	(2,940)	-	237,263

Income (loss) from operations	5,104	7,467	1,353	2,395		2,940		19,259
Gain/(loss) on sale of assets	3,515				(3,482)			33
Interest income, net	2,947							2,947
Income (loss) before income taxes	11,566	7,467	1,353	2,395	(3,482)	2,940	-	22,239
Provision for income taxes	2,766	-	-	-	(255)		(1,540)	971
Net income (loss)	$8,800	$7,467	$1,353	$2,395	$(3,227)	$2,940	$1,540	$21,268
Net income (loss) per share:
Basic net income (loss) per common share	$0.16	$0.14	$0.03	$0.04	$(0.06)	$0.05	$0.03	$0.40
Diluted net income (loss) per common share	$0.16	$0.14	$0.02	$0.04	$(0.06)	$0.05	$0.03	$0.39
Weighted average common shares outstanding:
Basic	53,595	53,595	53,595	53,595	53,595	53,595	53,595	53,595
Diluted	54,592	54,592	54,592	54,592	54,592	54,592	54,592	54,592

1		Represents stock-based compensation expense.

2		These charges were incurred as a result of the voluntary stock option review completed in the second quarter 2007 and are related primarily to legal fees associated with the subsequent derivative litigation. These costs are net of insurance recoveries in the second quarter 2008.

3		These amounts relate to a charge of $850 for a write off of in-process research and development and amortization of intangible assets recorded as part of the purchase price allocation of the February 2008 acquisition of EPSi.

4		This gain was recorded in conjunction with contingent consideration earned related to the December 2007 sale of the Clinical Practice Model Resource Center business to Elsevier Inc.

5		This cost was related primarily to amounts incurred to relocate the corporate headquarters from Boca Raton to Atlanta. These include salaries and benefits associated with termination of employees not relocating and other administrative costs associated with the move.

6		FASB Interpretation 48 "Accounting for Uncertainty in Income Taxes" clarifies the criteria for recognizing income tax benefits. This charge was recorded as a result of the review of uncertain state tax positions.

Eclipsys Corporation
Reconciliation of GAAP to Non-GAAP Pro Forma Results
(in thousands, except per share amounts)

	GAAP			Non-GAAP
			Voluntary Stock Option review (2)
	Three Months Ended June 30, 2007 (Unaudited)	Stock-based comp expense (1)		Three Months Ended June 30, 2007

Revenues:
Systems and services	$114,266			$114,266
Hardware	4,753			4,753
Total revenues	119,019	-	-	119,019

Cost and expenses:
Costs of systems and services	67,555	(1,099)		66,456
Costs of hardware	3,737			3,737
Sales and marketing	17,901	(710)		17,191
Research and development	13,799	(573)		13,226
General and administrative	7,606	(405)	(1,198)	6,003
Depreciation and amortization	4,296			4,296
In-process research and development charge	-			-
Total costs and expenses	114,894	(2,787)	(1,198)	110,909

Income (loss) from operations	4,125	2,787	1,198	8,110
Gain/(loss) on sale of assets	-			-
Interest income, net	1,588			1,588
Income (loss) before income taxes	5,713	2,787	1,198	9,698
Provision for income taxes	19			19
Net income (loss)	$5,694	$2,787	$1,198	$9,679
Net income (loss) per share:
Basic net income (loss) per common share	$0.11	$0.05	$0.02	$0.18
Diluted net income (loss) per common share	$0.11	$0.05	$0.02	$0.18
Weighted average common shares outstanding:
Basic	52,596	52,596	52,596	52,596
Diluted	53,737	53,737	53,737	53,737

1		Represents stock-based compensation expense.

2

These charges were incurred as a result of the voluntary stock option review completed in the second quarter 2007 and relate to legal and professional fees for analysis completed to conduct the review.

Eclipsys Corporation
Reconciliation of GAAP to Non-GAAP Pro Forma Results
(in thousands, except per share amounts)

	GAAP			Non-GAAP

			Voluntary Stock Option review (2)
	Year-to-date June 30, 2007 (Unaudited)	Stock-based comp expense (1)		Year-to-date June 30, 2007

Revenues:
Systems and services	$223,449			$223,449
Hardware	8,600			8,600
Total revenues	232,049	-	-	232,049

Cost and expenses:
Costs of systems and services	132,048	(2,175)		129,873
Costs of hardware	6,651			6,651
Sales and marketing	36,319	(1,680)		34,639
Research and development	28,057	(1,102)		26,955
General and administrative	15,208	(590)	(2,208)	12,410
Depreciation and amortization	8,735			8,735
In-process research and development charge	-			-
Total costs and expenses	227,018	(5,547)	(2,208)	219,263

Income (loss) from operations	5,031	5,547	2,208	12,786
Gain/(loss) on sale of assets	-			-
Interest income, net	3,102			3,102
Income (loss) before income taxes	8,133	5,547	2,208	15,888
Provision for income taxes	38			38
Net income (loss)	$8,095	$5,547	$2,208	$15,850
Net income (loss) per share:
Basic net income (loss) per common share	$0.15	$0.11	$0.04	$0.30
Diluted net income (loss) per common share	$0.15	$0.10	$0.04	$0.30
Weighted average common shares outstanding:
Basic	52,471	52,471	52,471	52,471
Diluted	53,629	53,629	53,629	53,629

1	Represents stock-based compensation expense.

2	These charges were incurred as a result of the voluntary stock option review completed in the second quarter 2007 and relate to legal and professional fees for analysis completed to conduct the review. These fees were not excluded from the previously announced Non-GAAP net income of $5.2 million, or $0.10 of earnings per diluted share for the first quarter 2007.

CONTACT:
Eclipsys
Jason Cigarran, 404-847-5965
Director, Investor Relations
jason.cigarran@eclipsys.com
or
Robert J. Colletti, 404-847-5975
Chief Financial Officer
investor.relations@eclipsys.com